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                                                                    EXHIBIT 10.2



                              ALLIED HOLDINGS, INC.
                              AMENDED AND RESTATED
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                       (as amended through June 19, 2003)

                                    ARTICLE I
                              PURPOSE AND APPROVAL

         1.1 PURPOSE OF THE PLAN. The purpose of the Allied Holdings, Inc. 1999 Employee Stock Purchase Plan is to provide a method whereby Employees of the Company may acquire a proprietary interest in the Company through the purchase of Shares of common stock of Allied Holdings, Inc. The Plan is intended to qualify as an "Employee Stock Purchase Plan" as defined in Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of the Code.

         1.2 APPROVAL OF THE PLAN. The Plan was adopted by the Board on December 16, 1998, subject to approval by the Company's shareholders, as required by the Code. The Plan was adopted by the shareholders on May 12, 1999. The Board approved the Amended and Restated 1999 Employee Stock Purchase Plan on February 21, 2001, and the shareholders adopted the Amended and Restated 1999 Employee Stock Purchase Plan on May 15, 2001. The Board approved an amendment to the Plan on February 13, 2003, and the shareholders adopted the amendment on June 19, 2003.

                                   ARTICLE II
                                   DEFINITIONS

         2.1 "ACCOUNT" means the account maintained by the Company for a Participant pursuant to Section 3.3.

         2.2      "ACT" means the Securities Exchange Act of 1934, as amended.

         2.3      "BOARD" means the Board of Directors of Allied Holdings, Inc.

         2.4      "CODE" means the Internal Revenue Code of 1986, as amended.

         2.5 "COMMITTEE" means the Compensation Committee of the Board, or such other Committee as the Board may designate to administer the Plan pursuant to Article VI.

         2.6      "COMPANY" means Allied Holdings, Inc. and its Subsidiaries.

         2.7 "COMPENSATION" means all base straight time gross earnings, commissions, overtime and other compensation, but shall not include income recognized pursuant to stock options or Shares purchased hereunder or to imputed fringe benefit income.

         2.8      "ELIGIBLE EMPLOYEE" means an Employee described in Section
3.2.


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         2.9      "EMPLOYEE" means any person who is an employee of the Company for tax purposes, subject to the exclusion of such persons or classes of persons as the Committee may determine to be consistent with Code Section 423 and other applicable law.

         2.10 "EXERCISE PRICE" means the purchase price for Shares purchased pursuant to the exercise of an Option identified in Section 4.1.

         2.11     "FAIR MARKET VALUE" means,

         (a) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of such determination, as reported in "The Wall Street Journal" or such other source as the Committee deems reliable, or;

         (b) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean of the closing bid and asked prices for Shares on the date of such determination, as reported in "The Wall Street Journal" or such other source as the Committee deems reliable, or;

         (c) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

         2.12 "HOLDING PERIOD" means that period beginning on an Offering Termination Date on which Shares purchased by Participants and ending twelve
(12) calendar months later.

         2.13 "OFFERING" means an offering to Participants of Options to purchase Shares under Section 4.1.

         2.14 "OFFERING COMMENCEMENT DATE" means the first business day of the calendar quarter applicable to the Offering.

         2.15 "OFFERING TERMINATION DATE" means the last business day of the calendar quarter applicable to the Offering.

         2.16 "OPTION" means an option to purchase Shares granted pursuant to the Plan.

         2.17 "PARTICIPANT" means an Eligible Employee who has elected to participate in the Plan pursuant to Section 3.3, and who has not become an ineligible Employee or withdrawn from participation in the Plan pursuant to
Article III.

         2.18 "PLAN" means the Allied Holdings, Inc. 1999 Employee Stock Purchase Plan.


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         2.19     "PLAN ADMINISTRATOR" means the Vice President, Human Resources of Allied Holdings, Inc. or such other individual as the Committee may designate to administer the Plan pursuant to Article VI.

         2.20 "SHARE" means one share of common stock no par value of Allied Holdings, Inc.

         2.21 "SUBSIDIARY" means a corporation (or other form of entity which the Committee has determined shall be treated as a corporation for purposes of Code Section 423), domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or Subsidiary.

         2.22 "TRANSFER AGENT" means the officially designated transfer agent of the Company.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

         3.1      GRANTING OF OPTIONS TO EMPLOYEES

         A. GRANTING OF OPTIONS TO COMPANY EMPLOYEES ONLY. To the extent permitted by the Plan, Options to purchase Shares hereunder, shall only be granted to Employees of the Company.

         B. EMPLOYEE RIGHTS AND PRIVILEGES. All Employees granted Options under the Plan shall have the same rights and privileges, except that the Committee may from time to time provide for differences in the rights and privileges of Employees granted Options hereunder, so long as such differences do not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

         3.2 ELIGIBILITY OF EMPLOYEES. Employees who qualify as Eligible Employees pursuant to this Section shall be eligible to elect to participate in the Plan in accordance with Section 3.3.

         A. ELIGIBLE EMPLOYEE DEFINED. Except as otherwise required by Code Section 423 or other applicable law, including, without limitation, securities laws of a foreign jurisdiction applicable to such Employee, an Employee shall be considered an Eligible Employee for purposes of participation in the Plan as of the first Offering Commencement Date after Employee attains the age of twenty-one (21), provided, that, such Employee's customary employment with the Company is at least twenty (20) hours per week and more than five (5) months per calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not


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         guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first
         (91)st day of such leave.

         B. REHIRED EMPLOYEES. If an Eligible Employee who has ceased to be an Employee becomes an Employee again on a date thereafter, such Employee automatically shall become an Eligible Employee effective as of the Offering Commencement Date following such date.

         C.       EMPLOYEES DEEMED INELIGIBLE FOR PARTICIPATION

                  (i) 5% OWNERS. No Option shall be granted hereunder to any Employee who, immediately after the Option is granted, would own, within the meaning of Code Section 424(d), Shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Section, Shares that an Employee would be entitled to purchase on the Offering Termination Date applicable to an Option that has been granted pursuant to Section 4.1 shall be treated as owned by the Employee.

                  (ii) EMPLOYEES WITH EXERCISE RIGHTS IN EXCESS OF $25,000 PER YEAR. No Option shall be granted hereunder to any Employee if, within the calendar year in which such Option first becomes exercisable, such Option (together with any other options that first become exercisable in such year that have been granted to the Employee under the Plan or any other qualified employee stock purchase plan maintained by the Company) would provide the Employee with the right in such year to purchase Shares having a Fair Market Value (determined on the Offering Commencement Date applicable to each such Option) in excess of $25,000.

                  (iii) OTHER EMPLOYEES. The Committee may from time to time deem ineligible for participation hereunder any class or group of Employees, so long as the exclusion of such class or group from participation does not jeopardize the qualification of the Plan under Code Section 423 or violate other applicable law.

         3.3      ELECTION TO PARTICIPATE

         A. PAYROLL DEDUCTION AUTHORIZATION FORM. An Eligible Employee may elect to participate in the Plan by filing a properly completed authorization form, or such other authorization as the Plan Administrator shall require, with the party designated by the Plan Administrator no later than ten (10) business days before the Offering Commencement Date. Such form shall authorize automatic payroll deductions from a Participant's Compensation for each pay period commencing on the Offering Commencement Date next succeeding receipt of the timely filed authorization form by the designated party (or such other date as may be designated by the Plan Administrator), and continuing until (i) the Participant changes the amount of such payroll deductions pursuant to Section 3.3(C), (ii) the Participant becomes an ineligible Employee or withdraws from participation in the Plan pursuant to Article III, (iii) the Plan is


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         suspended or terminated pursuant to Section 7.11, or (iv) the Committee otherwise determines.

         B. AMOUNT OF PAYROLL DEDUCTIONS; CALENDAR YEAR LIMIT. The payroll deductions authorized by the Participant shall be in whole percentages, not less than 1% and not more than 10% of Compensation, for each pay period, in effect on the date the payroll deductions to which the authorization form relates are made. Purchases under the Plan will be limited to the lesser of (i) $10,000 of the Fair Market Value of Shares (determined as of the Offering Commencement Date), or (ii) six hundred
         (600) Shares for each calendar year (or at such other limit as determined by the Committee).

         C. CHANGES IN PAYROLL DEDUCTIONS. Subject to Section 3.3(B), a Participant may increase or decrease the amount of payroll deductions previously authorized by filing a properly completed change form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. Such change shall be made in whole percentages of Compensation, and shall be effective beginning on the Offering Commencement Date next succeeding the receipt of the timely filed change form by the designated party (or such other date as may be designated by the Plan Administrator).

         D. PARTICIPANT'S ACCOUNT. The Company shall cause to be maintained payroll deduction Accounts for all Participants. Payroll deductions made from a Participant's Compensation shall be credited to the Participant's Account, and shall be applied for the purchase of Shares pursuant to Article IV. No interest shall be paid or allowed on any payroll deductions credited to a Participant's Account.

         3.4      WITHDRAWAL FROM PARTICIPATION

         A. IN GENERAL. A Participant may withdraw from participation in the Plan at any time up to ten (10) business days prior to the Offering Termination Date by filing a properly completed withdrawal form, or such other authorization as the Plan Administrator shall require, with the party and by the date designated by the Plan Administrator. As soon as practicable after receipt of the timely filed withdrawal form by the designated party, (i) all payroll deductions then credited to the Participant's Account which have not already been applied for the purchase of Shares hereunder shall be paid to the Participant, and (ii) no further payroll deductions shall be made from the Participant's Compensation and no Options shall be granted to the Participant during any Offering commencing thereafter, unless the Participant elects again to participate in the Plan pursuant to Section 3.3. Partial withdrawals from participation shall not be permitted.

         B.       TERMINATION OF EMPLOYMENT.

                  (i) If a Participant ceases to be an Employee for any reason other than death or retirement, on or before the last working day preceding the 10th day prior to any Offering Termination Date, the Participant shall be deemed to have filed a withdrawal


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         form in accordance with Section 3.4(A) on the date such Participant ceases to be an Employee. If the Participant ceases to be an Employee after such last working day, the Participant shall be deemed to have
         (x) exercised any outstanding Options in accordance with Article IV, and (y) immediately thereafter filed a withdrawal form in accordance with Section 3.4(A). The deemed filing of a withdrawal form pursuant to this Section shall have the same consequences as would the actual filing of a withdrawal form pursuant to Section 3.4(A). Shares in the Account of a Participant who experiences a termination of employment under the circumstances described in this Section 3.4(B) (i) will continue to be subject to the twelve (12)-month restriction period as discussed in Section 4.2(B) (iv).

                  (ii) In the event of the retirement or death of a Participant, prior to an Offering Termination Date, the Participant or his personal representative shall receive the Shares to which the Participant would have been entitled to receive as a result of such Participant's payroll deductions, for the current Offering up to the time of retirement or death. Shares in the Account of a Participant who experiences a termination of employment described in this Section 3.4(B) (ii) will not be subject to the twelve-month restriction period described in Section 4.2(B) (iv).

                                   ARTICLE IV
                        GRANTING AND EXERCISE OF OPTIONS

         4.1      GRANTING OF OPTIONS

         A. QUARTERLY OFFERINGS. The Plan shall be implemented by Offerings to Participants of Options to purchase Shares. Offerings shall be made each calendar quarter. Each Offering shall commence on the Offering Commencement Date and shall terminate on the Offering Termination Date. The first Offering Commencement Date shall be the Effective Date of the Plan as provided in Section 7.8. Offerings shall continue to be made under the Plan until the later of (i) the date the maximum number of Shares identified in Article V has been purchased pursuant to Options granted hereunder, or (ii) the Plan is terminated or suspended pursuant to Section 7.11. The Committee shall have the power to change the duration of Offerings (including the commencement dates thereof) with respect to future Offerings, without shareholder approval, if such change is announced at least two (2) days prior to the scheduled beginning of the first Offering to be affected thereafter.

         B. GRANTING OF OPTIONS. On the Offering Commencement Date for each Offering period, a Participant automatically shall be granted a separate Option to purchase for the applicable Exercise Price a maximum number of Shares equal to the accumulated payroll deductions credited to the Participant's Account as of the Offering Termination Date for such period, divided by 85% of the lesser of (i) the Fair Market Value of the Shares on the Offering Commencement Date, or (ii) the Fair Market Value of the Shares on the Offering Termination Date.


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         C.       EXERCISE PRICE. The Exercise Price for Options granted
         hereunder shall be set by the Committee, provided, however, that the Exercise price shall not be less than 85% of the lesser of (i) the Fair Market Value of the Shares on the Offering Commencement Date, or (ii) the Fair Market Value of the Shares on the Offering Termination Date. Unless otherwise provided by the Committee prior to the commencement of an Offering, the Exercise Price for that Offering shall be 85% of the lesser of (i) the Fair Market Value of the Shares on the Offering Commencement Date, or (ii) the Fair Market Value of the Shares on the Offering Termination Date.

         4.2      EXERCISE OF OPTIONS

         A. AUTOMATIC EXERCISE. Except as otherwise provided in the Plan or determined by the Committee, an Option granted to a Participant hereunder shall be deemed to have been exercised automatically on the Offering Termination Date applicable to such Option. Such exercise shall be for the purchase, on or as soon as practicable after the Offering Termination Date, of the number of full and/or fractional Shares that the accumulated payroll deductions credited to the Participant's Account as of the Offering Termination Date will purchase at the applicable Exercise Price (but not in excess of the number of Shares for which an Option has been granted to the Participant pursuant to Section 4.1). The Participant's Account shall be charged for the amount of the purchase, and the Participant's ownership of the Shares purchased shall be appropriately evidenced on the books of the Company.

         B.       RESTRICTIONS ON EXERCISE OF OPTIONS

                  (i) EXERCISE OF OPTIONS. As required by Code Section 423, any Option granted hereunder shall in no event be exercisable after the expiration of twenty-seven (27) months following the Offering Commencement Date applicable thereto.

                  (ii) EXERCISE BY THE PARTICIPANT ONLY. During the Participant's lifetime, any Option granted to the Participant shall be exercisable only by such Participant.

                  (iii) OTHER RESTRICTIONS. Under no circumstances shall any Option be exercised, nor shall any Shares be issued hereunder, until such time as the Company shall have complied with all applicable requirements of (a) the Act, (b) all applicable listing requirements of any securities exchange on which the Shares are listed, and (c) all other applicable requirements of law or regulation.

                  (iv) HOLDING PERIOD. Shares purchased pursuant to this Plan may not be sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent or distribution) during the applicable Holding Period, except in the event of Death or Disability as discussed in
         Section 3.4(B); provided, however, that the Committee, in its discretion, may shorten the Holding Period or otherwise provide for the lapse of any restrictions outstanding on any Shares. All


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         certificates issued to Participants following each Offering Termination
         Date shall bear a legend in substantially the following form:

                  The shares represented by this certificate may not be sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in any way (other than by will or the laws of descent and distribution) for a period commencing on [insert applicable Purchase Date] and ending one (1) year thereafter (the "Holding Period"); provided, however, that the committee administering the Allied Holdings, Inc. 1999 Employee Stock Purchase Plan, in its discretion, may shorten the Holding Period or otherwise provide for the lapse of any restrictions outstanding on any such shares.

         C. ISSUANCE OF CERTIFICATES. Certificates with respect to Shares purchased hereunder shall be issued to the Participant upon request by the Participant to the Transfer Agent. The Transfer Agent shall issue and deliver such certificates as soon as practicable after receipt of such a request. The Participant shall pay any fees charged by the Transfer Agent for its services. The Company shall not be required to issue any certificates for fractional Shares. If a Participant requests certificates for Shares for the purpose of disposing of all of the Participant's Shares, the Company shall pay to the Participant cash in lieu of any fractional Shares, based on the Fair Market Value of such fractional Shares as of the date of the issuance of such certificates.

         D. REGISTRATION OF CERTIFICATES. Certificates shall be registered only in the name of the Participant or the Participant and his or her spouse.

         E. RIGHTS AS A SHAREHOLDER. The Participant shall have no rights or privileges of a shareholder of the Company with respect to Options granted or Shares purchased hereunder, unless and until such Shares shall have been appropriately evidenced on the books of the Company.

                                    ARTICLE V
                                      STOCK

         5.1 MAXIMUM SHARES. The maximum aggregate number of Shares which may be purchased under the Plan shall be 1,050,000, subject to adjustment upon certain corporate changes as provided in Section 5.2. If the total number of Shares for which Options are exercised on any Offering Termination Date exceeds such maximum number, the Committee shall make a pro rata allocation of the Shares available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each Participant shall, to the extent not applied for the purchase of Shares, be refunded to the Participants as soon as practicable thereafter.

         5.2 ADJUSTMENT UPON CORPORATE CHANGES. In the event of any stock dividend, stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of Shares, or other similar corporate change with respect to the Company, the Committee (i) shall determine the kind of Shares that


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may be purchased under the Plan after such event, and (ii) may, in its discretion, adjust the aggregate number of Shares available for purchase under the Plan or subject to outstanding Options and the respective Exercise Prices applicable to outstanding Options. Any adjustment made by the Committee pursuant to the preceding sentence shall be conclusive and binding on the Company and all Employees.

                                   ARTICLE VI
                                 ADMINISTRATION

         6.1 APPOINTMENT OF COMMITTEE. Except as otherwise delegated by the Committee pursuant to this Article VI, (i) the Plan shall be administered by the Committee, (ii) the Committee shall have full authority to administer and interpret the Plan in any manner it deems appropriate in its sole discretion, and (iii) the determinations of the Committee shall be binding on and conclusive as to all parties.

         6.2 DELEGATION OF CERTAIN AUTHORITY TO PLAN ADMINISTRATOR. Except as otherwise provided in the Plan, required by applicable law, or determined by the Committee, (i) the Plan Administrator shall be responsible for the performance of such administrative duties under the Plan not otherwise reserved to the Committee, (ii) the Plan Administrator shall have full authority to administer and interpret the Plan in any manner it deems appropriate in its sole discretion, and (iii) the determinations of the Plan Administrator shall be binding on and conclusive as to all parties.

         6.3 COMPLIANCE WITH APPLICABLE LAW. The Plan shall not be interpreted or administered in any way that would cause the Plan to be in violation of Code Section 423 or other applicable law.

         6.4 EXPENSES. The Company shall pay all expenses related to the administration of the Plan, except charges imposed by the Transfer Agent for issuing certificates for Shares, sales charges and commissions applicable to Shares, charges for back records and research performed at the request of the Participant, and such other expenses as may be designated by the Committee. The Participant shall pay all expenses related to administration of the Plan that are not paid for by the Company.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 NO EMPLOYMENT RIGHTS. The Plan shall not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment with the Company. The Plan shall not interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

         7.2 RIGHTS NOT TRANSFERABLE. Any rights of the Participant under the Plan shall not be transferred other than (i) by will, (ii) by the laws of descent or distribution, or (iii) pursuant to a qualified domestic relations order, as defined in the Code.


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         7.3      WITHHOLDING. The Committee shall have the right to make such provisions as it deems appropriate to satisfy any obligation of the Company to withhold federal, state or local income or other taxes incurred by reason of the operation of the Plan.

         7.4 DELIVERY OF SHARES TO ESTATE UPON DEATH. In the event of the death of a Participant, any Shares purchased by the Participant hereunder, other than Shares as to which the Participant previously received certificates, shall be issued and delivered to the estate of the Participant as soon as practical thereafter.

         7.5 EFFECT OF PLAN. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of each Participant, including without limitation the Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

         7.6 USE OF FUNDS. All funds received or held by the Company pursuant to the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds from its general assets.

         7.7 PLAN SHARE PURCHASES. Shares subject to purchase by Participants under the Plan shall, in the discretion of the Committee, be made available from treasury Shares, authorized but unissued Shares, reacquired Shares, and/or Shares purchased on the open market.

         7.8 EFFECTIVE DATE. The Plan shall be effective on the first business day of the calendar quarter occurring on or after the later of (i) February 1, 1999, (ii) the effective date of the Form S-8 Registration Statement covering Shares authorized for purchase under the Plan, or (iii) such other date as may be designated by the Committee. The Plan shall remain in effect for a term of ten (10) years thereafter, unless sooner terminated pursuant to Section 7.10.

         7.9 AMENDMENTS TO THE PLAN. The Committee may from time to time make amendments to the Plan that it deems advisable and consistent with the purposes of the Plan and applicable law. Notwithstanding the foregoing, no amendment that would (i) effect an increase in the number of Shares which may be purchased under the Plan, which increase is of a type that would require shareholder approval under Code Section 423, or (ii) effect a change in the designation of the corporations whose Employees may be offered Options under the Plan, which change is of a type that would require shareholder approval under Code Section 423, shall become effective unless the shareholder approval required by Code Section 423 is obtained.

         7.10 TERMINATION OR SUSPENSION OF THE PLAN. The Committee shall have the power at any time to terminate or suspend the Plan and all rights of Employees under the Plan.

         7.11 GOVERNING LAW. The laws of the State of Georgia shall govern all matters relating to the Plan, except to the extent such laws are superseded by the laws of the United States.


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         7.12     MERGER CLAUSE. The terms of the Plan are wholly set forth in this document, including certain standards of certain other plans which are to be applied to an Employee for purposes of the Plan to the extent provided herein, regardless of whether such Employee is covered under such plans. This Section shall in no way limit the authority of the Committee and the Plan Administrator to administer the Plan as provided herein.


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